Exhibit 99.2

Revelstone Capital Acquisition Corp. Announces Closing of $15 Million Over-Allotment Option in
Connection with Its Initial Public Offering

Irvine, CA – January 13, 2022 – Revelstone Capital Acquisition Corp. (the “Company” or “Revelstone”) announced that the underwriters in its initial public offering partially exercised their over-allotment option and today purchased an additional 1,500,000 units at $10.00 per unit. The gross proceeds from the partial option exercise were $15 million before deducting underwriting discounts and expenses. Each unit consists of one share of Class A common stock, par value $0.0001 per share, of the Company (“common stock”) and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share. Only whole warrants are exercisable.

The total aggregate issuance by the Company of the 16,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $165,000,000.

The units have been listed on the Nasdaq Global Market (“Nasdaq”) and began trading on December 17, 2021, under the ticker symbol “RCACU”. Once the securities comprising the units begin separate trading, the shares of common stock and redeemable warrants are expected to be listed on Nasdaq under the symbols “RCAC,” and “RCACW,” respectively.

BofA Securities and Roth Capital Partners acted as joint-book running managers in the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange

Commission (“SEC”) on December 16, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting BofA Securities at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com, or Roth Capital Partners, LLC at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Prospectus Department, or by telephone at 800-678-9147. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Revelstone Capital Acquisition Corp.

Revelstone Capital Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It is the Company’s intention to pursue prospective targets in the consumer, media and/or technology markets with a focus on the active consumer landscape.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Morgan Callagy

Co-Chief Executive Officer

Revelstone Capital Acquisition Corp.

14350 Myford Road

Irvine, CA 92606

morgan@revelstonecap.com

(949) 428-2888